Exhibit 99.1

PROSPECTUS SUPPLEMENT)
(To Prospectus dated June 22, 2000)

                        [UTILITIES HOLDRS(SM) TRUST LOGO]

                        1,000,000,000 Depositary Receipts
                           Utilities HOLDRS(SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated June 22, 2000 relating to the sale of up to 1,000,000,000 depositary receipts by the Utilities HOLDRS(SM) Trust.

         The share amounts specified in the table on page 9 of the base prospectus shall be replaced with the following:

                                                                          Share         Primary
                   Name of Company                         Ticker        Amounts    Trading Market
-------------------------------------------                ------        -------    --------------
American Electric Power Company, Inc.                       AEP            14            NYSE
Consolidated Edison, Inc.                                    ED             9            NYSE
Dominion Resources, Inc.                                     D             11            NYSE
Duke Energy Corporation                                     DUK            30            NYSE
Dynegy, Inc.                                                DYN            12            NYSE
Edison International                                        EIX            15            NYSE
El Paso Corporation                                         EPG            10            NYSE
Enron Corporation                                           ENE            12            NYSE
Entergy Corporation                                         ETR            10            NYSE
Exelon Corporation                                          EXC            15            NYSE
FirstEnergy Corporation                                      FE            10            NYSE
FPL Group, Inc.                                             FPL             8            NYSE
Mirant Corporation                                          MIR         11.530806        NYSE
PG&E Corporation                                            PCG            17            NYSE
Progress Energy, Inc.                                       PGN             7            NYSE
Public Service Enterprise Group Incorporated                PEG            10            NYSE
Reliant Energy Resources Corp.                              REI            13            NYSE
The Southern Company                                         SO            29            NYSE
TXU Corporation                                             TXU            12            NYSE
The Williams Companies, Inc.                                WMB            20            NYSE

--------------------------------------------------------------------------------------------------

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2001.